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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the registration statements on Form S-8 (No. 333-138590 and No. 333-145283) of Globalstar, Inc. of our report dated March 14, 2008, with respect to the consolidated financial statements of Globalstar, Inc., and the effectiveness of internal control over financial reporting, which report appears in this Annual Report on Form 10-K of Globalstar, Inc. for the year ended December 31, 2007.

/s/ CROWE CHIZEK AND COMPANY LLP
Oak Brook, Illinois March 14, 2008

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM